SCHEDULE 14A
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PROXY STATEMENT PURSUANT TO SECTION 14(a)
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Eddie Bauer Holdings, Inc.
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On September 24, 2008, Eddie Bauer Holdings, Inc. issued the following press release:
EDDIE BAUER ANNOUNCES SPECIAL MEETING OF STOCKHOLDERS TO APPROVE
AMENDMENT TO ITS CERTIFICATE OF INCORPORATION
     SEATTLE, WA, September 24, 2008 –Eddie Bauer Holdings, Inc. (the “Company”) (NASDAQ: EBHI) announced today that it intends to hold a Special Meeting of Stockholders on November 21, 2008 to seek approval from its stockholders of a proposed amendment to its Certificate of Incorporation to extend the expiration date of an existing 4.75% ownership limitation on its securities. Stockholders holding the Company’s common stock as of October 3, 2008 will be entitled to vote at the Special Meeting.
     The Company’s Certificate of Incorporation currently contains limitations on the direct or indirect ownership of the Company’s common stock or other classes of equity (the “Ownership Limitation”) such that (i) no Person (defined as an individual, various forms of corporations or partnerships, estates, trusts or associations) may acquire or accumulate 4.75% or more of such common stock or other classes of equity and (ii) no Person owning directly or indirectly 4.75% or more of such common stock or other classes of equity may acquire additional shares, in each case without meeting certain notice and prior approval requirements as set forth in the Certificate of Incorporation. The Ownership Limitation currently expires on January 4, 2009, but the Company proposes to amend its Certificate of Incorporation to extend the Ownership Limitation to January 1, 2012, and to except from the Ownership Limitation the conversion of the Company’s 5.25% Convertible Senior Notes due 2014 (the “Notes”) into the Company’s common stock.
     The Ownership Limitation was established to provide the Company’s board of directors with the ability to prevent the occurrence of an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. Under Section 382, an ownership change occurs if there is a greater than 50% change in equity ownership of a company over a three-year period, determined by reference to the ownership of persons holding 5% or more of that company’s equity securities. If a company undergoes an ownership change as defined in Section 382, that company’s ability to use its pre-change net operating loss carryovers (“NOLs”) and other pre-change tax attributes to offset its post-change income will be limited. As of June 28, 2008 the Company estimates that it had approximately $370 million of pre-bankruptcy federal NOLs ($129 million tax affected, or $4.22 per share) available to offset against future income for federal tax purposes. The Company’s ability to use those NOLs could be materially limited if an ownership change of the Company were to occur.
     The Company also announced that on September 19, 2008, it entered into a Supplemental Indenture relating to its Notes to remove a prohibition on the Company’s ability to extend the Ownership Limitation, provided that the Ownership Limitation as extended shall not apply to the conversion of the Notes to the Company’s common stock. The holders of 91% in principal amount of the $75 million in outstanding Notes consented to the execution of the Supplemental Indenture.
     The Company has retained MacKenzie Partners, Inc. to serve as its proxy solicitor for the proxy solicitation. Requests by stockholders for documents or questions about the proxy solicitation should be directed to MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 or by email to proxy@mackenziepartners.com.
About Eddie Bauer
Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells outerwear, apparel and accessories for the active outdoor lifestyle. The Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at 372 stores throughout the United States and Canada, through catalog sales and online at www.eddiebauer.com. Eddie Bauer participates in a joint venture in Japan and has licensing agreements across a variety of product categories.
Forward-Looking Statements
     This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as

“may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” qualifiers such as “preliminary” and similar expressions. Such forward looking statements include statements about the amount, availability and the Company’s ability to use federal NOLs in certain circumstances. Forward-looking statements contained in this Release are based on estimates and assumptions, which assumptions and estimates may prove to be inaccurate, and involve risks and uncertainties. Forward-looking statements are not guarantees of future events, and the Company can provide no assurance that such statements will be realized. Actual results may differ from those contemplated by such forward-looking statements as a result of a variety of factors, including the inability to obtain the requisite consents from stockholders to the proposed extension of the Ownership Limitation; the Company’s inability to use its federal NOLs, whether as a result of lack of future income from tax purposes or otherwise; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, including the Company’s Annual Report on Form 10-K for the period December 29, 2007 and Quarterly Reports on Form 10-Q for the periods ended March 29, 2008 and June 28, 2008. The information contained in this Release is provided as of September 24, 2008, and the Company undertakes no obligation to update any forward-looking statements.
Important Information
     This release is for informational purposes only and is not a solicitation relating to the amendment to the Company’s Certificate of Incorporation. The Company has filed a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with a special meeting of stockholders called to seek approval of the amendment to the Company’s Certificate of Incorporation. Stockholders are urged to read the proxy statement carefully in its entirety when it is available because it will contain important information. Stockholders will be able to obtain free copies of the proxy statement and other relevant documents through the web site maintained by the SEC at http://www.sec.gov. Copies of the proxy statement and other documents filed with the SEC are available at the Company’s website at http://investors.eddiebauer.com/ by clicking on “SEC Filings”, and will also be available from the Company by writing or calling: Eddie Bauer Holdings, Inc., Attn: Investor Relations, 10401 NE 8th Street, Suite 500, Bellevue, Washington 98004, telephone number (425) 755-6544. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the amendment to the Company’s Certificate of Incorporation. Information regarding the Company and its directors and executive officers is contained in its Annual Report on Form 10-K for the period ended December 29, 2007 and in its definitive proxy statement for its 2008 Annual Meeting of Stockholders, each as filed with the SEC.